                                                                     EXHIBIT 3.2


                                       1




                                    BYLAWS

                                      OF

                              CONSOL ENERGY INC.



                    Incorporated under the Laws of Delaware



                              February 17, 1999
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                                     INDEX




                                                                            Page
                                                                            ----


ARTICLE I.  MEETING OF STOCKHOLDERS.........................................  1

SECTION 1.  Annual..........................................................  1
SECTION 2.  Special.........................................................  1
SECTION 3.  Notice..........................................................  1
SECTION 4.  Quorum..........................................................  1
SECTION 5.  Organization....................................................  1
SECTION 6.  Voting..........................................................  2
SECTION 7.  Inspector(s)....................................................  2

ARTICLE II.  BOARD OF DIRECTORS.............................................  2

SECTION 1.  Number..........................................................  2
SECTION 2.  Term............................................................  2
SECTION 3.  Increase of Number..............................................  2
SECTION 4.  Resignation.....................................................  3
SECTION 5.  Vacancies.......................................................  3
SECTION 6.  Regular Meetings................................................  3
SECTION 7.  Special Meetings................................................  3
SECTION 8.  Quorum..........................................................  3
SECTION 9.  Place of Meeting................................................  3
SECTION 10. Action by Consent; Participation by Telephone or
            Similar Equipment...............................................  3

ARTICLE III.  COMMITTEES OF THE BOARD.......................................  4

SECTION 1.  Committees......................................................  4
SECTION 2.  Procedure.......................................................  4
SECTION 3.  Reports to the Board............................................  4
SECTION 4.  Executive Committee.............................................  4
SECTION 5.  Audit Committee.................................................  4
SECTION 6.  Compensation Committee..........................................  5

ARTICLE IV.  OFFICERS.......................................................  5

SECTION 1.  Officers........................................................  5
SECTION 2.  President.......................................................  5
SECTION 3.  Executive Vice Presidents.......................................  5
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SECTION 4.  Senior Vice President...........................................  5
SECTION 5.  Vice Presidents.................................................  5
SECTION 6.  Treasurer.......................................................  5
SECTION 7.  Controller......................................................  6
SECTION 8.  Secretary.......................................................  6
SECTION 9.  Removal.........................................................  6
SECTION 10. Resignation.....................................................  6
SECTION 11. Vacancies.......................................................  6

ARTICLE V.  MISCELLANEOUS...................................................  6

 SECTION 1.  Indemnification of Directors, Officers, Employees
             and Agents.....................................................  6
 SECTION 2.  Certificate for Shares.........................................  7
 SECTION 3.  Transfer of Shares.............................................  7
 SECTION 4.  Regulations....................................................  7
 SECTION 5.  Record Date of Stockholders....................................  8
 SECTION 6.  Corporate Seal.................................................  8

ARTICLE VI.  AMENDMENTS.....................................................  8

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                                    BYLAWS

                                      OF

                              CONSOL ENERGY INC.


                                  ARTICLE I.
                            MEETING OF STOCKHOLDERS


     SECTION 1.  Annual.  Meetings of the stockholders for the purpose of
                 ------
electing Directors, and transacting such other proper business as may be brought before the meeting, shall be held annually at such date, time, and place, within or without the State of Delaware, as may be designated by the Board of Directors ("Board").

     SECTION 2.  Special.  Special meetings of the stockholders may be called by
                 -------
the Board and shall be called by the Secretary at the request in writing of the holders of record of at least a majority of the outstanding stock of the Company entitled to vote. Special meetings shall be held within or without the State of Delaware, as the Board shall designate.

     SECTION 3.  Notice.  Written notice of each meeting of stockholders,
                 ------
stating the place, date, and hour of the meeting, and the purpose of purposes thereof, shall be mailed not less than ten nor more than sixty days before the date of such meeting to each stockholder entitled to vote thereat.

     SECTION 4.  Quorum.  Unless otherwise provided by statute, the holders of
                 ------
shares of stock entitled to cast a majority of votes at a meeting, present either in person or by proxy, shall constitute a quorum at such meeting.

     SECTION 5.  Organization.  The Chairman of the Board or, in the Chairman's
                 ------------
absence, the President shall preside at meetings of stockholders. The Secretary of the Company shall act as Secretary of all meetings of the stockholders, but in the absence of the Secretary the presiding officer may appoint a Secretary of the meeting. The order of business for such meetings shall be
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determined by the President with the approval of the Chairman of the Board.

     SECTION 6.  Voting.  Each stockholder entitled to vote at any meeting shall
                 ------
be entitled to one vote for each share held of record, in person, by written proxy or by any permissible means of electronic transmission, provided that such electronic transmission must either contain, or be submitted with, information from which it can be determined that it was authorized by the stockholder. All elections and questions shall be decided by the vote of holders of at least a majority of the outstanding stock of the Company present in person or by proxy, a quorum being present, except as otherwise required by law.

     SECTION 7.  Inspector(s).  At each meeting of the stockholders the
                 ------------
Inspector(s) shall, among other things, ascertain the number of shares outstanding and the voting power of each; determine the shares represented at the meeting and the validity of proxies and ballots; count all votes and ballots; and certify their determination of the number of shares represented and their count of all votes and ballots. If three or more Inspectors are appointed, a majority of those appointed shall have power to make a decision. Each such Inspector shall be appointed by the Board before the meeting, or in default thereof, by the presiding officer at the meeting, and shall be sworn to the faithful performance of their duties. If any Inspector previously appointed shall fail to attend or refuse or be unable to serve, a substitute shall be appointed by the presiding officer.

                                  ARTICLE II.
                              BOARD OF DIRECTORS

     SECTION 1.  Number.  The business and affairs of the Company shall be under
                 ------
the direction of the Board. The number of Directors, which shall not be less than six, shall be determined from time to time by the vote of at least a majority of the whole Board. The Board shall elect one of the directors as Chairman of the Board, to serve at the pleasure of the Board. The Chairman of the Board or, in his absence, the President shall preside at all meetings of the Board.

     SECTION 2.  Term.  Each Director shall hold office until the next annual
                 ----
election of Directors and until the Director's successor is elected and qualified.

     SECTION 3.  Increase of Number.  In case of any increase in the number of
                 ------------------
Directors between Annual Meetings of Stockholders,

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each additional Director shall be elected by the vote of at least a majority of the whole Board.

     SECTION 4.  Resignation.  A Director may resign at any time by giving
                 -----------
written notice to the Chairman of the Board or the Secretary. The acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, upon the receipt thereof.

     SECTION 5.  Vacancies.  In case of any vacancy in the Board for any cause,
                 ---------
the remaining Directors, by vote of majority of the whole Board, may elect a successor to hold office for the unexpired term of the Director whose place is vacant.

     SECTION 6.  Regular Meetings.  Regular meetings of the Board shall be held
                 ----------------
at such times as the Board may designate. A notice of each regular meeting shall not be required.

     SECTION 7.  Special Meetings.  Special meetings of the Board shall be held
                 ----------------
whenever called by the Chairman of the Board, the President or three Directors. The Secretary shall give notice of such special meetings by telegraph, cable or telefax at least two days before the meeting directed to each Director; such notice may be waived in writing by any Director before or after such meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at a special meeting. At any meeting at which every Director shall be present, any business may be transacted, irrespective of notice.

     SECTION 8.  Quorum.  At least five members of the Board shall constitute a
                 ------
quorum. If there be less than a quorum present at any meeting, a majority of those present may adjourn the meeting from time to time. Except as otherwise provided by law, the Certificate of Incorporation, or by these Bylaws, the affirmative vote of a majority of the Directors present at any meeting at which there is a quorum shall be necessary for the passage of any resolution.

     SECTION 9.  Place of Meeting.  The Directors shall hold the meetings, and
                 ----------------
may have an office or offices in such place or places within or outside the State of Delaware as the Board from time to time may determine.

     SECTION 10. Action by Consent; Participation by Telephone or Similar
                 --------------------------------------------------------
Equipment.  Unless the Board shall otherwise provide, any action required or
---------
permitted to be taken by the Board or any committee of the Board may be taken without a meeting if all

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members of the Board or such committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto shall be filed with the minutes of the proceedings of the Board or committee. Unless the Board shall otherwise provide, any one or more members of the Board or any such committee may participate in any meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at a meeting.

                                 ARTICLE III.
                            COMMITTEES OF THE BOARD

     SECTION 1.  Committees.  The Board, by the affirmative vote of a majority
                 ----------
of the whole Board, shall elect from the Directors an Executive Committee, an Audit Committee, a Compensation Committee, and may, by like vote, designate one or more additional committees, each committee to consist of two or more Directors. The Board shall designate a chairman for each committee, who shall serve at the pleasure of the Board. The number of members of each committee shall be determined from time to time by the Board.

     SECTION 2.  Procedure.  Each Committee shall fix its own rules of procedure
                 ---------
and shall meet where and as provided by such rules. A majority of a committee shall constitute a quorum, and the act of a majority of the members of the committee present at a meeting at which a quorum shall be present shall be the act of the committee.

     SECTION 3.  Reports to the Board.  Each Committee shall keep regular
                 --------------------
minutes of its proceedings and shall periodically report to the Board summaries of the Committee's significant completed actions and such other matters as may be requested by the Board.

     SECTION 4.  Executive Committee.  Except as provided by Delaware law,
                 -------------------
during the interval between meetings of the Board, the Executive Committee shall possess and may exercise all of the powers of the Board in the management and direction of the business and affairs of the Company (except matters hereinafter assigned to any other committee of the Board), in such manner as the Executive Committee shall deem in the best interests of the Company in all cases in which specific directions shall not have been given by the Board. The Chairman of the Board and the President shall be ex officio members of the Executive Committee, and either of them, or any two other members of the Executive Committee, may call meetings of the Executive Committee.

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     SECTION 5.  Audit Committee.  The Audit Committee shall employ independent
                 ---------------
public accountants, subject to stockholder ratification at each annual meeting, review the adequacy of internal controls and the accounting principles employed in financial reporting, and shall have such power and perform such duties as may be assigned to it from time to time by the Board. None of the Members of the Audit Committee shall be an officer or employee of the Company or its subsidiaries.

     SECTION 6.  Compensation Committee.  The Compensation Committee shall have
                 ----------------------
such powers and perform such duties as may be assigned to it from time to time by the Board. None of the members of the Compensation Committee shall be an officer or employee of the Company or its subsidiaries.

                                  ARTICLE IV.
                                   OFFICERS

     SECTION 1.  Officers.  The officers of the Company shall be a President-
                 --------
Chief Executive Officer, one or more Executive Vice Presidents, a Senior Vice President, one or more Vice Presidents, a Treasurer, a Controller, and a Secretary. The Board or the President may appoint such other officers as they deem necessary, who shall have such authority and shall perform such duties as may be prescribed, respectively, by the Board or the President.

     SECTION 2.  President.  The President shall be the chief executive officer
                 ---------
of the Company and, subject to the Board, shall have general charge of the business and affairs of the Company and perform such other duties as may be assigned to the President by the Board. In the absence or inability to act of the Chairman of the Board, the President shall perform the duties of the Chairman of the Board.

     SECTION 3.  Executive Vice Presidents.  Each Executive Vice President shall
                 -------------------------
have such powers and perform such duties as may be assigned to such Executive Vice President by the Board or the President.

     SECTION 4.  Senior Vice President.  The Senior Vice President shall have
                 ---------------------
such powers and perform such duties as may be assigned to such Senior Vice President by the Board or the President.

     SECTION 5.  Vice Presidents.  The Board may appoint one or more Vice
                 ---------------
Presidents. Each Vice President shall have such title, powers, and duties as may be assigned to such Vice President by the Board or the President.

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     SECTION 6.  Treasurer.  The Board shall appoint a Treasurer, who shall have
                 ---------
such powers and perform such duties as may be assigned to such Treasurer by the Board or the President.

     SECTION 7.  Controller.  The Board may appoint a Controller, who shall have
                 ----------
such powers and perform such duties as may be assigned to such Controller by the Board or the President.

     SECTION 8.  Secretary.  The Secretary shall keep the minutes of all
                 ---------
meetings of the Board and the minutes of all the meetings of the stockholders; the Secretary shall give all notices of meetings as required by law or these Bylaws; the Secretary shall affix the seal of the Company to any instruments when so required; and the Secretary shall in general perform all the corporate duties incident to the office of Secretary, subject to the control of the Board or the President, and such other duties as may be assigned to the Secretary by the Board or the President.

     SECTION 9.  Removal.  All officers elected or appointed by the Board may be
                 -------
removed or suspended at any time by the vote of the majority of the whole Board or by the President. All officers, agents and employees, other than officers elected or appointed by the Board, may be suspended or removed by the officer appointing them.

     SECTION 10.  Resignation.  Any officer may resign at any time by giving
                  -----------
written notice to the President or the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

     SECTION 11.  Vacancies.  A vacancy in any office shall be filled in the
                  ---------
same manner as provided for election or appointment to such office.

                                  ARTICLE V.
                                 MISCELLANEOUS

     SECTION 1.  Indemnification of Directors , Officers, Employees and Agents.
                 -------------------------------------------------------------
Each person who is or was a Director, officer, employee or agent of the Company (including the heirs, executors, administrators or estate of such person) shall be indemnified by the Company as of right to the full extent permitted by the General Corporation Law of Delaware against any liability, cost or expense asserted against such person and incurred by such person by reason

                                       6
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of the fact that such person is or was a Director, officer, employee or agent.
The right to indemnification conferred by this Section shall include the right to be paid by the Company the expenses incurred in defending any action, suit or proceeding in advance of its final disposition, subject to the receipt by the Company of such undertakings as may be required by the General Corporation Law of Delaware. The Company may, but shall not be obligated to, maintain insurance at its expense, to protect itself and any such person against any such liability, cost or expense.

     The foregoing provisions of this Section 1 shall be deemed to be a contract between the Company and each director and officer who serves in such capacity at any time while this Section is in effect. Neither any repeal or modification of this Section or, to the fullest extent permitted by the laws of Delaware, any repeal or modification of laws, shall affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

     SECTION 2.  Certificate for Shares.  The shares of the capital stock of the
                 ----------------------
Company shall be represented by certificates. To the extent required by law, every holder of stock shall be entitled to a certificate representing the number of shares in the Company owned by such stockholder in such form, not inconsistent with the Certificate of Incorporation, as shall be prescribed by the Board. Certificates representing shares of the capital stock of the Company shall be signed by the Chairman of the Board, President or an Executive Vice President and the Treasurer, Secretary or an Assistant Secretary. Any or all signatures on the certificate, including those of the Transfer Agent and Registrar, may be facsimile. The name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the Company's books.

     All certificates surrendered to the Company shall be canceled, and no new certificates shall be issued until the former certificate for the same number of shares of the same class shall have been surrendered and canceled, except that the Board may determine, from time to time, the conditions and provisions on which new certificates may be used in substitution of any certificates that may have been lost, stolen or destroyed.

     SECTION 3.  Transfer of Shares.  Shares in the capital stock of the Company
                 ------------------
shall be transferred by the record holder thereof, in person, or by any such person's attorney upon surrender and cancellation of certificates for a like number of shares.

     SECTION 4.  Regulations.  The Board may make rules and regulations
                 -----------
concerning the issue, transfer and registration of certificates for shares of the capital stock of the Company. The Board may appoint one or more transfer agents and one or more registrars of transfers, and may require all stock certificates to bear the signature of a transfer agent and a registrar of transfer.

     SECTION 5.  Record Date of Stockholders.  The Board may fix in advance a
                 ---------------------------
date, not exceeding sixty days preceding the date of any meeting of stockholders and as otherwise required by law, or the date for the payment of any dividend or other distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or other distribution, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive any such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Company after such record date fixed as aforesaid.

     SECTION 6.  Corporate Seal.  The seal of the Company shall be circular in
                 --------------
form, containing the words "CONSOL ENERGY INC." and "DELAWARE" on the circumference, surrounding the words "SEAL" and the date "1991." The seal shall be in the custody of the Secretary.

                                  ARTICLE VI.
                                  AMENDMENTS

     These Bylaws may be amended or repealed, in whole or in part, only by the affirmative vote of the holders of not less than a majority of the outstanding stock of the Company entitled to vote or by duly adopted resolution of the Board; provided, that the stockholders may from time to time specify provisions
       --------
of the Bylaws that may not be amended or repealed by the Board.


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